OPTEK TECHNOLOGY, INC.

                          1998 STOCK OPTION PLAN

                            ARTICLE I - GENERAL

     1.1. Establishment of the Plan. Optek Technology, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes a stock option plan to be known as the Optek Technology, Inc. 1998 Stock Option Plan (hereinafter referred to as the "Plan"), as set forth in this document.

     The Plan shall become effective upon approval by the Company's stockholders (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2. Purpose. The purposes of this Plan are to: (1) better align the interests of the management of Optek Technology, Inc. ("Optek") and its subsidiaries and affiliates (collectively referred to as the "Company") with the stockholders by reinforcing the relationship between participants' reward and stockholder gains; (2) provide management with an equity ownership in the Company which will fluctuate with and reflect Company performance;
(3) maintain competitive compensation levels; and (4) provide an incentive to management to continue employment with the Company.

     1.3.  Administration.

     (a) The Plan shall be administered by a Committee appointed by the Board of Directors of Optek (the "Committee"), as constitut-ed from time to time, which shall consist of two or more members of the Board who are Non-Employee Directors, as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

     (b) The Committee shall have the authority, in its sole discretion and from time to time to:

          (i) designate the employees or classes of employees and independent contractors eligible to participate in the Plan;

          (ii) grant awards provided in the Plan in such form and amount as the Committee shall determine;

          (iii) impose such limitations, restrictions and condi-tions upon any such award as the Committee shall deem appro-priate; and

          (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advis-able for the implementation and administration of the Plan.

     (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

     1.4. Eligibility for Participation. Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible manageri-al or professional positions and who have the capability of making a substantial contribution to the success of the Company. The Committee may also make awards under this Plan (other than Incentive Stock Options) to independent contractors, such as managerial consultants and financial or legal advisors, whom the Committee believes may contribute significantly to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibil-ities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

     1.5. Types of Awards Under Plan. Awards under the Plan may be in the form of any one or more of the following:

     (i)  Stock Options;

     (ii) Incentive Stock Options;

    (iii) Reload Options;

     (iv) Alternative Appreciation Rights; and/or

     (v)  Limited Rights.

     1.6.  Aggregate Limitation on Awards.

     (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of Optek ("Common Stock"). The maximum number of shares of Common
Stock which may be issued under the Plan shall be 750,000.

     (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

          (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash or shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Stock
     Option, Incentive Stock Option or Reload Option; and

          (ii) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of Alternative Appreciation Rights shall be counted.

     (c) In addition to shares of Common Stock actually issued pursuant to the exercise of Stock Options, Incentive Stock Options, Reload Options or Alternate Appreciation Rights, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article IV) shall have been exercised.

     (d) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option, Incentive Stock Option or Reload Option shall not be available for issuance under the Plan.

     (e) Any shares of Common Stock subject to a Stock Option, Incentive Stock Option or Reload Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to a Stock Option, Incentive Stock Option or Reload Option which are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan.

     (f) Upon the granting of any award hereunder, the maximum number of shares which might be acquired pursuant thereto shall be deducted from the total amount available for award until such time as the award is actually exercised, at which time the amount available shall be adjusted for the actual amount calculated hereunder upon such exercise.

     1.7.  Effective Date and Term of Plan.

     (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1998 Annual Meeting of Stockholders of Optek.

     (b) No awards shall be made under the Plan after the last day of the Company's 2007 fiscal year provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.


                           ARTICLE II - OPTIONS

     2.1.  Awards of Options.

     (a) The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

     (b) The Committee also may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

     (c) Concurrently with the award of Stock Options and/or the award of Incentive Stock Options to any participant in the Plan, the Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of Common Stock. The number of Reload Options shall equal

     (i) the number of shares of Common Stock used to exercise the underlying Stock Options or Incentive Stock Options; and

     (ii) to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withhold-ing requirement incident to the exercise of the underly-ing Stock Options or Incentive Stock Options.

The grant of a Reload Option will become effective upon the exercise of underlying Stock Options, Incentive Stock Options or Reload Options through the use of shares of Common Stock held by the optionee for at least 12 months. Notwithstanding the fact that the underlying option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986.

     (d)  The term "Option" shall mean Stock Option, Incentive
Stock Option or Reload Option, as the context requires.

     2.2. Stock Option Agreements. Each grant of a Stock Option or an Incentive Stock Option shall be evidenced by a written agree-ment, executed by the Company and the holder of the Option (the "optionee"), stating the number of shares of Common Stock subject to the Option evidenced thereby, and in such form as the Committee may from time to time determine. Each Stock Option Agreement and Incentive Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Stock Options and/or Incentive Stock Options. Upon the exercise of an underlying Stock Option, Incentive Stock Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement or Incentive Stock Option Agreement.

     2.3. Stock Option Price. The option price per share of Common Stock deliverable upon the exercise of a Stock Option or an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that, if an Incentive Stock Option is awarded to any employee who owns stock possessing more than 10 percent of the combined voting power of all classes of Optek's stock, then the option price per share shall be 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted. The option price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date the grant of the Reload Option becomes effective.

     2.4. Term and Exercise. Each Stock Option or Incentive Stock Option shall be fully exercisable at such time or times (but not less than six months from the date of its grant) and in such increments (which may be cumulative or non-cumulative) as shall be determined by the Committee and, unless a shorter period is provided by the Committee or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof, except that, if an Incentive Stock Option is awarded to any employee who owns stock possessing more than 10 percent of the combined voting power of all classes of Optek's stock, then the Incentive Stock Option may be exercised during a period of five years from the date of grant thereof. The term of any Reload Option shall be equal to the remaining option term of the underly-ing Stock Option and/or Incentive Stock Option. No Option shall be exercisable after the expiration of its option term.

     2.5. Maximum Amount of Incentive Stock Option Grant. The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an optionee by the Committee which became exercisable for the first time in any calendar year shall not exceed $100,000.

     2.6. Manner of Payment. Each Option agreement shall set forth the procedure governing the exercise of the Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or with previously owned Common Stock valued at its fair market value on the date of exercise.

     2.7. Delivery of Shares. As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

     2.8.  Death of Optionee.

     (a) Upon the death of an optionee, any rights to the extent exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the optionee's death.

     (b) The provisions of this Section shall apply notwithstand-ing the fact that the optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

     2.9. Retirement or Disability. Upon the termination of an optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the optionee may, within 36 months from the date of such termination of employment, exercise any Options to the extent such Options were exercisable at the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an Incentive Stock Option will not be available to an optionee who exercises any Incentive Stock Option more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

     2.10.  Termination for Other Reasons.  Except as provided in
Section 2.8 and 2.9, or except as otherwise determined by the Committee, all Options shall terminate upon the termination of the optionee's employment.

     2.11. Effect of Termination - Reload Options Further, no additional Reload Options shall be granted to optionees when Stock Options, Incentive Stock Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the optionee's employment.

     2.12. Effect of Exercise. The exercise of any Option shall cancel that number of related Alternate Appreciation Rights and/or Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said option.


PAGE

                ARTICLE III - ALTERNATE APPRECIATION RIGHTS

     3.1. Award of Alternate Rights. Concurrently with or subse-quent to the award of any Stock Option, Incentive Stock Option or Reload Option to purchase one or more shares of Common Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee with respect to each share of Common Stock, a related alternate appreciation right ("Alternate Right"), permitting the optionee to be paid the appreciation on the option in lieu of exercising the option.

     3.2. Alternate Rights Agreement. Alternate Rights shall be evidenced by written agreements in such form as the Committee may from time to time determine.

     3.3. Exercise. An optionee who has been granted Alternate Rights may, from time to time, in lieu of the exercise of an equal number of options, elect to exercise one or more Alternate Rights and thereby become entitled to receive from the Company payment in Common Stock of the number of shares determined pursuant to Section
3.4. Alternate Rights shall be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Rights.

     3.4. Shares to be Received. Upon the exercise of an Alternate Right, the optionee shall be entitled to receive the number of shares determined by dividing (a) the product of (i) the number of shares with respect to which the Alternate Right is being exercised and (ii) the amount, if any, by which (A) the fair market value of a share of Common Stock on the exercise date exceeds (B) the exercise price of the related option by (b) the fair market value of a share of Common Stock on the date of exercise of such Alternate Right. As soon as practicable after exercise, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock.

     3.5.  Effect of Exercise.  The exercise of any Alternate
Rights shall cancel the number of Stock Options, Incentive Stock
Options, Reload Options and Limited Rights, if any, to which such Alternate Rights apply.

     3.6. Retirement or Disability. Upon termination of the optionee's employment (including employment as a director of the Company after an optionee terminates employment as an officer or key employee of the Company) by reason of permanent disability or retirement (as each is determined by the Committee), the optionee may, within six months from the date of such termination, exercise any Alternate Rights to the extent such Alternate Rights are otherwise exercisable during such six-month period under this Plan.

     3.8. Death of Optionee or Termination for Other Reasons. Except as provided in Section 3.7, or except as otherwise deter-mined by the Committee, all Alternate Rights shall terminate upon the termination of the optionee's employment or upon the death of the optionee.

                        ARTICLE IV - LIMITED RIGHTS

     4.1. Award of Limited Rights. Concurrently with or subse-quent to the award of any Stock Option, Incentive Stock Option, Reload Option or Alternate Right, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee with respect to each share of Common Stock, a related limited right permitting the optionee, during a specified limited time period, to be paid the appreciation on the option in lieu of exercising the option ("Limited Right").

     4.2. Limited Rights Agreement. Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

     4.3. Exercise Period. Limited Rights are exercisable in full for a period of seven months following the date of a Change in Control of Optek if such Change in Control was not approved by the Board of Directors serving immediately prior to the Control Transaction or other transaction resulting in the Change of Control (the "Exercise Period"); provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of the six-month period following the date of grant.

     As used in the Plan, a "Change in Control" shall be deemed to have occurred if

     (a) individuals who were directors of Optek immediately prior to a Control Transaction shall cease, within one year of such Control Transaction, to constitute a majority of the Board of Directors of Optek (or of the Board of Directors of any successor to Optek or to all or substantially all of its assets), or

     (b) any entity, person or Group other than Optek or a subsidiary of Optek acquires shares of Optek in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially fifty-one percent (51%) or more of the outstanding shares.

     As used herein, "Control Transaction" shall be (i) any tender offer for or acquisition of capital stock of Optek, (ii) any merger, consolidation, or sale of all or substantially all of the assets of Optek which has been approved by the stockholders, (iii) any contested election of directors of Optek or (iv) any combina-tion of the foregoing which results in a change in voting power sufficient to elect a majority of the Board of Directors of Optek. As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

     4.4. Amount of Payment. The amount of payment to which an optionee shall be entitled upon the exercise of each Limited Right shall be equal the product of (a) the number of shares with respect to which the Limited Right is being exercised and (b) the amount, if any, which is equal to the difference between (a) the Market Price per share of Common Stock covered by the related option on the date the Limited Right is exercised and (ii) the exercise price of the related option. Market Price is defined to be the greater of (i) the highest price per share of the Company's Common Stock paid in connection with any Change in Control and (ii) the highest price per share of the Company's Common Stock reflected in the consolidated trading tables of the Wall Street Journal (presently the NASDAQ National Market System) during the 60-day period prior to the Change in Control.

     4.5. Form of Payment. Payment of the amount to which an optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 4.4, shall be made solely in cash.

     4.6. Effect of Exercise. If Limited Rights are exercised, the Stock Options, Incentive Stock Options, Reload Options and Alternate Rights, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the options, and Alternate Rights, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related options and Alternate Rights were exercised or terminated.

     4.7. Retirement or Disability. Upon termination of the optionee's employment (including employment as a director of this Company after an optionee terminates employment as an officer or key employee of this Company) by reason of permanent disability or retirement (as each is determined by the Committee), the optionee may, within six months from the date of termination, exercise any Limited Right to the extent such Limited Right is otherwise exercisable during such six-month period under this Plan.

     4.8.  Death of Optionee or Termination for Other Reasons.
Except as provided in Sections 4.7 and 4.9, or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the optionee's employment or upon the death of the optionee.

     4.9. Termination Related to a Change in Control. The require-ment that an optionee be terminated by reason of retirement or permanent disability or be employed by the Company at the time of exercise pursuant to Sections 4.7 and 4.8 respectively, is waived during the Exercise Period as to any optionee who (i) was employed by the Company at the time of the Change in Control and (ii) is subsequently terminated by the Company other than for just cause or who voluntarily terminates if such termination was the result of a good faith determination by the optionee that as a result of the Change in Control he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control. As used herein, "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.


                         ARTICLE V - MISCELLANEOUS

     5.1. General Restriction. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     5.2. Non-Assignability. No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution or, excluding Incentive Stock Options, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

     5.3. Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements (including employment taxes) prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     5.4. Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

     5.5. Non-Uniform Determinations. The Committee's determina-tions under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

     5.6. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

     5.7. Definitions. In this Plan the following definitions shall apply:

     (a) "Subsidiary" means any corporation or other entity of which, at the time, more than 50% of the shares or other interests entitled to vote generally in an election of directors or persons performing similar functions are owned directly or indirectly by Optek or any subsidiary thereof.

     (b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Optek.

     (c) "Fair market value" as of any date and in respect of any share of Common Stock means the amount determined in good faith by the Committee in its sole discretion.

     (d) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option, Incentive Stock Option or Reload Option.

     5.8. Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

     5.9. Newly Eligible Persons. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any person who becomes eligible to participate in the Plan or any portion thereof after the commence-ment of an award or incentive period.

     5.10. Adjustments. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribu-tion, recapitalization, merger, consolidation, split-up, combina-tion, exchange of shares or the like, the Committee may appropri-ately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the option price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

     5.11.  Amendment of the Plan.

     (a) The Committee may, without further action by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or require-ments.

     (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Committee may not (i) materially increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 5.10), (ii) materially increase the benefits accruing to partici-pants under the Plan, (iii) extend the period during which any award may be granted or exercised, (iv) materially modify the requirements as to eligibility for participation in the Plan, or
(v) extend the term of the Plan. The termination or any modifica-tion or amendment of the Plan, except as provided in subsection
(a), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.